SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party Other than the Registrant	☒

Check the Appropriate Box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

ENZON PHARMACEUTICALS, INC.

(Name of registrant as specified in its charter)

DellaCamera Capital Master Fund, Ltd.,

DellaCamera Capital Fund, Ltd.,

DellaCamera Capital Management, LLC,

Ralph DellaCamera, Jr.,

Andrew Kurtz,

and

Vincent Spinnato

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required.
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(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
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(4)	Date Filed:

DELLACAMERA TO HOST TOWN HALL MEETING ON JUNE 10, 2009 FOR ENZON SHAREHOLDERS AND OTHER INTERESTED PARTIES

NEW YORK, June 4 - DellaCamera Capital Management, LLC (“DellaCamera”) and related entities, which beneficially hold approximately 8.3% of the shares of Enzon Pharmaceuticals, Inc. (“Enzon” or the “Company”) (NASDAQ: ENZN), announced today that it will host a Town Hall Meeting to provide Enzon shareholders and other interested parties the opportunity to discuss the current state of the Company.

A short presentation regarding Enzon’s performance and issues affecting the Company will be followed by an open discussion.

Attendees are asked to register in advance by contacting Sarah Brown or Lauren Rosenfield at (212) 687-8080. While an RSVP is not required, it is appreciated.

When:	11:00 a.m. (Eastern), Wednesday, June 10, 2009

Where:	Grand Hyatt New York

Alvin Room – Conference Level

109 East 42nd Street

(at Grand Central Terminal)

New York, New York

* * *

PLEASE READ THE CONSENT SOLICITATION STATEMENT OF DELLACAMERA CAPITAL MASTER FUND, LTD. WHEN IT BECOMES AVAILABLE, BECAUSE IT CONTAINS IMPORTANT INFORMATION INCLUDING INFORMATION ABOUT INDIVIDUALS DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF CONSENTS OF ENZON PHARMACEUTICALS, INC. STOCKHOLDERS. YOU MAY OBTAIN THIS CONSENT SOLICITATION STATEMENT, OR ANY OTHER RELEVANT DOCUMENTS, FOR FREE AT WWW.SEC.GOV. YOU MAY ALSO OBTAIN THIS CONSENT SOLICITATION STATEMENT, OR ANY OTHER INFORMATION RELEVANT TO THE SOLICITATION OF CONSENTS BY DELLACAMERA CAPITAL MASTER FUND, LTD., BY CONTACTING MACKENZIE PARTNERS, INC., 105 MADISON AVENUE, NEW YORK, NY 10016 AT 800-322-2885. PRESENTLY, A PRELIMINARY FORM OF THIS CONSENT SOLICITATION STATEMENT IS PUBLICLY AVAILABLE.

Contacts:

Media:

Sard Verbinnen & Co.

Dan Gagnier/Renee Soto, 212-687-8080